EXHIBIT 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2018 Financial Results

SAN FRANCISCO, July 25, 2018 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the third quarter (Q3) of fiscal 2018. For the third quarter, Dolby reported total revenue of $317.4 million, compared to $305.7 million for the third quarter of fiscal 2017.

“We continue to see progress on several fronts,” said Kevin Yeaman, President and CEO, Dolby Laboratories.  “Apple adopted Dolby Atmos into Apple TV 4K while Microsoft announced Dolby Vision support for Xbox One.  We also now have partners that will be launching Dolby Cinema sites for the first time in England, Germany and Kuwait.”

Third quarter GAAP net income was $83.1 million, or $0.78 per diluted share, compared to net income of $76.0 million, or $0.73 per diluted share, for the third quarter of fiscal 2017. On a non-GAAP basis, third quarter net income was $98.9 million, or $0.92 per diluted share, compared to $89.2 million, or $0.86 per diluted share, for the third quarter of fiscal 2017. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Dividend

Today, Dolby announced a cash dividend of $0.16 per share of Class A and Class B common stock, payable on August 14, 2018, to stockholders of record as of the close of business on August 6, 2018.

Stock Repurchase Program

Today, Dolby also announced that its Board of Directors has approved increasing the size of its stock repurchase program by $350 million, bringing the amount available for future repurchases of the Company's Class A Common Stock to approximately $412 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in such amounts as the Company considers appropriate.

Financial Outlook

Q4 Fiscal 2018

Dolby is providing the following estimates for its fourth quarter (Q4) of fiscal 2018:

  Total revenue will range from $265 million to $275 million

  Gross margin percentages will be approximately 86 percent on a GAAP basis and approximately 87 percent on a non-GAAP basis

  Operating expenses will be between $195 million and $199 million on a GAAP basis and between $176 million and $180 million on a non-GAAP basis

  Diluted earnings per share will be between $0.25 and $0.31 on a GAAP basis and between $0.40 and $0.46 on a non-GAAP basis

  Effective tax rate will be between 20 percent and 23 percent on both a GAAP and non-GAAP basis

Fiscal Year 2018

Dolby is providing the following estimates for its fiscal 2018:

  Total revenue will range from $1.17 billion to $1.18 billion

  Gross margin percentages will be approximately 88 percent on a GAAP basis and approximately 89 percent on a non-GAAP basis

  Operating expenses will range from $744 million to $748 million on a GAAP basis and from $670 million to $674 million on a non-GAAP basis

  The full year tax rate on a GAAP basis will be approximately 67 percent and approximately 20 percent on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q3 fiscal 2018 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, July 25, 2018. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-866-548-4713. International callers can access the conference call at 1-323-794-2093.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, July 25, 2018, until 9:00 p.m. PT on Wednesday, August 1, 2018, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 1349902. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense:  Stock-based compensation, unlike cash-based compensation, utilizes subjective and complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles:  We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges:  Restructuring charges are costs associated with a formal restructuring plan and primarily relate to employee severance benefits and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments:  We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from U.S Tax Cuts and Jobs Act (Tax Reform):  The enactment of Tax Reform requires estimates based on Dolby's current understanding of the new tax laws. These charges are the result of a discrete and infrequent event that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby Laboratories investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q4 fiscal 2018 and fiscal 2018, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, PC, Consumer Electronics, Mobile, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; the impact of Tax Reform; the impact of changes in revenue recognition standards; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have - in Dolby Vision, Dolby Atmos, Dolby Cinema, Dolby Voice, and Dolby Audio - revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Atmos, Dolby Audio, Dolby Cinema, Dolby Vision, Dolby Voice, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the Unites States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Revenue:
Licensing	$286,325	$278,106	$817,484	$752,422
Products	26,265	22,569	73,863	71,493
Services	4,857	4,990	15,252	15,491
Total revenue	317,447	305,665	906,599	839,406

Cost of revenue:
Cost of licensing	12,111	12,711	31,980	29,628
Cost of products	17,213	14,910	49,851	46,618
Cost of services	5,141	4,504	14,469	12,823
Total cost of revenue	34,465	32,125	96,300	89,069

Gross margin	282,982	273,540	810,299	750,337

Operating expenses:
Research and development	60,357	59,631	176,294	175,490
Sales and marketing	79,834	73,480	224,002	220,275
General and administrative	48,081	44,497	147,113	129,290
Restructuring credits	(82)	—	(446)	—
Total operating expenses	188,190	177,608	546,963	525,055

Operating income	94,792	95,932	263,336	225,282

Other income/expense:
Interest income	5,488	2,511	13,161	6,511
Interest expense	(87)	(31)	(151)	(94)
Other income/(expense), net	(3,603)	(2,109)	(5,439)	(1,546)
Total other income	1,798	371	7,571	4,871

Income before income taxes	96,590	96,303	270,907	230,153
Provision for income taxes	(13,302)	(20,117)	(198,332)	(49,666)
Net income including controlling interest	83,288	76,186	72,575	180,487
Less: net (income) attributable to controlling interest	(143)	(143)	(421)	(480)
Net income attributable to Dolby Laboratories, Inc.	$83,145	$76,043	$72,154	$180,007

Net income per share:
Basic	$0.80	$0.75	$0.70	$1.77
Diluted	$0.78	$0.73	$0.67	$1.73
Weighted-average shares outstanding:
Basic	103,836	101,905	103,386	101,725
Diluted	106,950	104,222	106,943	103,986

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	June 29, 2018	September 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$829,621	$627,017
Restricted cash	7,842	7,351
Short-term investments	195,284	247,757
Accounts receivable, net	149,582	73,750
Inventories	23,932	25,051
Prepaid expenses and other current assets	32,672	30,508
Total current assets	1,238,933	1,011,434
Long-term investments	243,179	314,364
Property, plant and equipment, net	502,041	485,275
Intangible assets, net	185,140	189,648
Goodwill	314,317	311,087
Deferred taxes	143,949	190,915
Other non-current assets	42,260	30,831
Total assets	$2,669,819	$2,533,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,970	$14,373
Accrued liabilities	197,076	207,034
Income taxes payable	4,830	1,216
Deferred revenue	21,436	23,150
Total current liabilities	240,312	245,773
Long-term deferred revenue	37,775	36,425
Other non-current liabilities	203,813	107,514
Total liabilities	481,900	389,712

Stockholders’ equity:
Class A common stock	60	58
Class B common stock	43	43
Additional paid-in capital	89,077	61,331
Retained earnings	2,105,621	2,083,063
Accumulated other comprehensive (loss)	(13,301)	(7,753)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,181,500	2,136,742
Controlling interest	6,419	7,100
Total stockholders’ equity	2,187,919	2,143,842
Total liabilities and stockholders’ equity	$2,669,819	$2,533,554

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 29, 2018	June 30, 2017
Operating activities:
Net income including controlling interest	$72,575	$180,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,398	64,543
Stock-based compensation	53,476	48,940
Amortization of premium on investments	2,046	2,077
Provision for doubtful accounts	2,653	1,167
Deferred income taxes	47,145	(11,446)
Other non-cash items affecting net income	5,147	2,547
Changes in operating assets and liabilities:
Accounts receivable	(78,480)	(7,576)
Inventories	(508)	(6,840)
Prepaid expenses and other assets	(13,719)	(10,657)
Accounts payable and other liabilities	(12,781)	14,877
Income taxes, net	102,422	19,033
Deferred revenue	(366)	(560)
Other non-current liabilities	(537)	773
Net cash provided by operating activities	240,471	297,365

Investing activities:
Purchases of investment securities	(151,585)	(204,447)
Proceeds from sales of investment securities	72,090	36,579
Proceeds from maturities of investment securities	194,038	126,199
Purchases of PP&E	(54,869)	(81,668)
Payments for business acquisitions, net of cash acquired	(6,563)	—
Purchase of intangible assets	(12,543)	(5,250)
Change in restricted cash	(491)	(2,542)
Net cash provided by (used in) investing activities	40,077	(131,129)

Financing activities:
Proceeds from issuance of common stock	85,941	47,765
Repurchase of common stock	(90,480)	(74,994)
Payment of cash dividend	(49,596)	(42,768)
Distribution to controlling interest	(1,022)	(2,094)
Shares repurchased for tax withholdings on vesting of restricted stock	(21,189)	(16,875)
Net cash used in financing activities	(76,346)	(88,966)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,598)	(766)
Net increase in cash and cash equivalents	202,604	76,504
Cash and cash equivalents at beginning of period	627,017	516,112
Cash and cash equivalents at end of period	$829,621	$592,616

GAAP to Non-GAAP Reconciliations
(in millions, except per share data); unaudited

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter of fiscal 2018 and 2017:

Net income:	Fiscal Quarter Ended
	June 29, 2018	June 30, 2017
GAAP net income	$83.1	$76.0
Stock-based compensation	17.1	15.7
Amortization of acquisition-related intangibles	2.0	2.6
Restructuring credits, net	(0.1)	—
Income tax adjustments	(3.2)	(5.1)
Non-GAAP net income	$98.9	$89.2

Diluted earnings per share:	Fiscal Quarter Ended
	June 29, 2018	June 30, 2017
GAAP diluted earnings per share	$0.78	$0.73
Stock-based compensation	0.15	0.16
Amortization of acquisition-related intangibles	0.02	0.02
Restructuring charges, net	—	—
Income tax adjustments	(0.03)	(0.05)
Non-GAAP diluted earnings per share	$0.92	$0.86

Shares used in computing diluted earnings per share	107	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the fourth quarter of fiscal 2018 and fiscal year 2018 included in this release:

Gross margin:	Q4 2018	Fiscal 2018
GAAP gross margin (low - high end of range)	86%	88%
Stock-based compensation	0.2%	0.2%
Amortization of acquisition-related intangibles	0.8%	0.8%
Non-GAAP gross margin (low - high end of range)	87%	89%

Operating expenses:	Q4 2018	Fiscal 2018
GAAP operating expenses (low - high end of range)	$195 - $199	$744 - $748
Stock-based compensation	(18.0)	(71.0)
Amortization of acquisition-related intangibles	(1.0)	(3.0)
Non-GAAP operating expenses (low - high end of range)	$176 - $180	$670 - $674

Diluted earnings per share:	Q4 2018
	Low	High
GAAP diluted earnings per share	$0.25	$0.31
Stock-based compensation	0.17	0.17
Amortization of acquisition-related intangibles	0.02	0.02
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted earnings per share	$0.40	$0.46

Shares used in computing diluted earnings per share	107	107

Investor Contact:
Elena Carr
Dolby Laboratories
415-645-5583
investor@dolby.com

Media Contact:
Tony Carter
Dolby Laboratories
404-316-0201
tony.carter@dolby.com